EXHIBIT 99.1
Contacts:  Kermit K. Houser             Marshall J. Alexander
           President and CEO            Executive VP And  CFO
           (541) 882-3444 X 7133        (541) 882-3444 X 7120
News   Release
================================================================================
          KLAMATH FIRST REPORTS ADJUSTED FISCAL THIRD QUARTER RESULTS;
          NON-CASH CHARGE REDUCES YEAR-TO-DATE PROFITS TO $1.5 MILLION

KLAMATH FALLS,  OREGON - August 13, 2003 - Klamath First Bancorp,  Inc. (Nasdaq:
KFBI) today announced it has adjusted results for the third quarter ended June 30, 2003, as a result of a non-cash charge to earnings of approximately $2.5 million after tax in connection with "other-than-temporary" impairment (OTTI) on two Federal Home Loan Mortgage Corporation (FHLMC) and one Federal National Mortgage Association (FNMA) issues of variable rate non-cumulative preferred stock held in the Company's available for sale investment portfolio. After the non-cash charge, Klamath First recorded a net loss of $1.4 million, or $(0.20) per diluted share, for the third fiscal quarter. After the charge, earnings for the nine months ended June 30, 2003, totaled $1.5 million, or $0.22 per diluted share.

"This impairment is not permanent," said Kermit Houser, President and Chief Executive Office. "This decrease in value was the result of the unprecedented decline in interest rates of the last two years. We do not anticipate the value will fully recover in the near term, however, when interest rates rise, there will be a relative increase in the value of the securities. In fact, from the end of the third fiscal quarter, when we calculated the charge, until the end of July, there was a $650,000 improvement in the market value of these securities. Any increases in value will subsequently only be realized through an increase in the Company's equity in the normal mark-to-market process, but will increase income only when and if the securities are sold."

The $2.5 million after tax charge is for the reduction to fair market value, as of June 30, 2003, of three issues of floating rate preferred stock of Federal Home Loan Mortgage Corporation (FHLMC), and Federal National Mortgage Association (FNMA) that, as of the same date, had a combined cost of $18.7 million and a combined market value of approximately $15.2 million. The three issues of the preferred stock pay dividends and qualify for the 70% dividend received deduction, resulting in a greater after tax effective yield. As a result of the leveraged nature of the tax benefit, when rates increase the yield and mark-to-market improve, as rates decline the yield and mark-to-market decrease.

"FHLMC and FNMA have issued more than $7.5 billion of preferred stock issues over the past several years and while we believe most of our peers have yet to reflect this OTTI through their profit and loss statements, after consultation with our auditors Deloitte & Touche LLP, we have concluded that now is the time to take the impairment charge in accordance with GAAP," said Houser.

These securities are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS 115, the determination of "other-than-temporary" impairment considers both the length of time and the extent to which the value of a security has declined. These write-downs are non-cash charges, which are recorded as realized losses in Klamath First's income statement, with a corresponding reduction in unrealized losses in shareholders' equity, even though there were no sales of the securities. Previously the market value losses on these securities were reflected in the equity statement through other comprehensive income rather than in the income statement. As a result, reported equity and book value of the Company are not affected by this charge.

As previously announced, Klamath First is party to a pending merger agreement pursuant to which Klamath will merge with and into Sterling Financial Corporation (Nasdaq: STSA). The adjustment of results for the third quarter will not affect the pending merger because it is understood that Sterling took the matter into account as part of its normal due diligence analysis of Klamath First as a potential merger candidate.

About Klamath First Bancorp, Inc.

Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan Association, which operates 59 offices, 57 in 26 counties throughout Oregon and two in-store branches in South Central Washington. Klamath First serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24-hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Customers have access to brokerage and investment services through the company's subsidiary Klamath First Financial Services. Additionally, customers may visit new in-store branches seven days a week with extended banking hours.

ADDITIONAL INFORMATION

The proposed transaction will be submitted to both Sterling and Klamath First's shareholders for their consideration. Sterling and Klamath First will file a registration statement, a joint Proxy Statement/ Prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of Klamath First are urged to read the Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC as well as any amendments or supplements to those documents, because they will contain important information. Shareholders may obtain a free copy of the Proxy Statement/Prospectus and other documents containing information about Sterling and Klamath when they become available on the SEC's Internet site at (http://www.sec.gov).

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) thee merger between Sterling Financial Corporation and Klamath First Bancorp, Inc.; (ii)
Klamath First's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and
(iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Klamath and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) the shareholders of Klamath First or Sterling may fail to approve the merger; (3) changes in interest rates; (4) changes in tax laws; (5) changes in general economic conditions or (6) changes in the securities markets. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath First's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). Klamath First Bancorp, Inc. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

                                     # # #

Note: Transmitted on BusinessWire at 4:30 am PDT, August 13, 2003. Klamath First 3Q03 Adjustment
August 13, 2003
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